Exhibit 99.1

FOR IMMEDIATE RELEASE:	Ref: 18-07

TopBuild Announces Upsize and Pricing of its Senior Notes

Offering in Connection with its Previously Announced

Acquisition of USI

DAYTONA BEACH, FL – April 11, 2018 — TopBuild Corp. (NYSE:BLD), the leading purchaser, installer and distributor of insulation products to the U.S. construction industry, today announced the pricing of $400.0 million in aggregate principal amount of 5.625% Senior Notes due 2026 at an issue price of 100% to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933 (the “Securities Act”) and to certain non-U.S. persons in offshore transactions in accordance with Regulation S under the Securities Act. This represents an increase of $25.0 million in principal amount over the previously announced proposed offering of $375.0 million. TopBuild expects the offering to close on April 25, 2018, subject to customary closing conditions.

TopBuild intends to use the net proceeds from the sale of the notes to fund its previously announced acquisition of United Subcontractors, Inc. (“USI”).

The notes may initially be issued by a newly-formed wholly owned subsidiary of TopBuild pending consummation of the acquisition of USI. In that event, the net proceeds from the issuance and sale of the notes, together with certain additional funds, will be deposited in a segregated escrow account. Upon release of the funds from escrow following satisfaction of certain conditions, TopBuild expects to use the net proceeds from the offering of the notes, together with proceeds from a $100.0 million delayed-draw term loan commitment currently available under its existing secured credit facility to finance the acquisition of USI, including the repayment of certain of USI’s indebtedness and the payment of related fees and expenses, as well as for general corporate purposes.

If the acquisition of USI is not completed, the notes will be redeemed. Upon consummation of the acquisition of USI and the release of the escrowed funds, TopBuild would assume all of the obligations under the notes, and the notes would be guaranteed, on an unsecured senior basis, by all of TopBuild’s subsidiaries, including USI.

The notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration under the Securities Act or an applicable exemption from registration requirements. This announcement does not constitute an offer to sell, or the solicitation of an offer to buy, any securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. These forward-looking statements may address, among other things, the Company’s expected financial and operational results and the related assumptions underlying its expected results. These forward-looking statements are distinguished by the use of words such as “will,” “would,” “anticipate,” “expect,” “believe,” “designed,” “plan,” or “intend,” the negative of these terms, and similar references to future periods. These views involve risks and uncertainties that are difficult to predict and, accordingly, the Company’s actual results may differ materially from the results discussed in its forward-looking statements. The Company’s forward-looking statements contained herein speak only as of the date of this press release. Factors or events the Company cannot predict, including those described in the risk factors contained in its filings with the Securities and Exchange Commission, may cause the Company’s actual results to differ materially from those expressed in forward-looking statements. Although the Company believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, the Company can give no assurance that its expectations will be achieved, and the Company undertakes no obligation to update publicly any forward-looking statements as a result of new information, future events, or otherwise

Investor Relations and Media Contact

Tabitha Zane

tabitha.zane@topbuild.com

386-763-8801

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